As filed with the Securities and Exchange Commission on December 7, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INTRALINKS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7374	20-8915510
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 East 42nd Street, 8th Floor
New York, New York 10017
(212) 543-7700

(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive office)

J. Andrew Damico
President and Chief Executive Officer
IntraLinks, Inc.
150 East 42nd Street, 8th Floor
New York, New York 10017
(212) 543-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Davis, Esq. Edward A. King, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Telephone: (212) 813-8800 Facsimile: (212) 355-3333	David G. Curran, Esq. Executive Vice President, Business and Legal Affairs IntraLinks, Inc. 150 East 42nd Street, 8th Floor New York, New York 10017 Telephone: (212) 543-7700	Ronald A. Fleming, Jr., Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, NY 10036 Telephone: (212) 858-1143 Facsimile: (212) 298-9931

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-170694

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,150,000	$23,000,000	$1,640

(1)	Includes 150,000 shares which the underwriters have the right to purchase to cover overallotments, if any. The shares being registered are in addition to the 10,350,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-170694).
(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). IntraLinks Holdings, Inc. (the “Company”) is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders named in the original registration statement by 1,150,000 shares, 150,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock to cover overallotments, if any. The contents of the Registration Statement on Form S-1 (File No. 333-170694), including the exhibits and the power of attorney thereto, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on December 6, 2010, are incorporated by reference into this Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 2010.

INTRALINKS HOLDINGS, INC.

By:	/s/ J. Andrew Damico J. Andrew Damico President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 7, 2010:

Signature	Title
/s/ J. Andrew Damico J. Andrew Damico	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Anthony Plesner Anthony Plesner	Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)
* Patrick Wack, Jr.	Chairman of the Board of Directors
* Brian Conway	Director
* Peter Gyenes	Director
* Thomas Hale	Director
* Habib Kairouz	Director
* Robert C. McBride	Director
* Harry Taylor	Director

*By: /s/ J. Andrew Damico J. Andrew Damico Attorney-in-fact

EXHIBIT INDEX

Number	Description
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (incorporated herein by reference to the signature page included with the Registration Statement on Form S-1 of IntraLinks Holdings, Inc. filed on November 19, 2010, Registration No. 333-170694)